Exhibit 99.1

eXp World Holdings, Inc. Announces Appointment of Independent Director

BELLINGHAM, WA – January 5, 2017 – eXp World Holdings, Inc. (OTCQB: EXPI), the holding company for eXp Realty LLC, The Agent-Owned Cloud Brokerage®, announced today that the Board of directors has appointed Laurie Hawkes as an independent director.

With over 35 years of business experience, Ms. Hawkes has held leadership positions as an investment banker, private real estate equity investor and successful entrepreneur. She has extensive expertise in raising capital in the public and private markets, executing real estate acquisition strategies to drive portfolio growth, developing strategic business plans and creating scalable operational platforms, which are critical to building and expanding a real estate company.

"Laurie brings almost 40 years of leadership experience in realty and finance to eXp,” said Glenn Sanford, Founder, CEO and Chairman of eXp World Holdings, Inc. “We look forward to leveraging her unique skill set and acumen as we further scale our innovative, cloud-focused real estate brokerage. Her decision to join eXp’s board comes at an opportune time, as we work to build a profitable company that directly contributes to increased shareholder value. We are confident that the combined expertise and experience of our management and board positions us to realize those goals.”

In 1979, Ms. Hawkes began her career as an investment banker at Salomon Brothers Inc. where she became a Director and spent 14 years specializing in real estate acquisitions and mortgage finance. In 1993, Ms. Hawkes was recruited as a Managing Director to join the Real Estate Investment Banking Division to develop new business and expand structured finance at CS First Boston Corp. From 1995 to 2007, Ms. Hawkes worked at U.S. Realty Advisors, a $3 billion real estate private equity firm in New York City. She became a Partner in 1997 and from 2003 to 2007 was President and Head of Acquisitions.

Ms. Hawkes has been a pioneer in bringing institutional capital to the single-family rental sector. Beginning in 2008, she co-founded American Residential Properties, LLC, ARP Phoenix Fund I, and American Residential Management, Inc., to invest in and manage single-family rental housing.

Subsequently, in 2012, Ms. Hawkes co-founded American Residential Properties, Inc., a REIT, and led the financing and operations from a start-up entity to a $2 billion enterprise.

She co-led the company’s IPO, which was listed on the NYSE under the ticker ARPI in May, 2013. Ms. Hawkes served as President and Member of the Board of Directors of American Residential Properties, Inc. and was responsible for its financing and operations from the Company’s formation in May 2012. Beginning in March, 2013, she was also formally named ARPI’s Chief Operating Officer, responsible for its financing and operations. In March, 2016 ARPI merged with American Homes 4 Rent. The merger of these two publicly traded companies created an $8 billion enterprise with over 47,000 homes, which now trades under the ticker AMH on the NYSE.

Throughout her career, Ms. Hawkes has structured and negotiated more than $20 billion in corporate finance and real estate transactions including common stock offerings, convertible exchange notes, corporate secured and unsecured credit facilities, and real estate acquisitions. She has securitized debt transactions for all property types by utilizing numerous sources of financing, including private equity, capital markets, financial institutions and direct institutional investors.

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Ms. Hawkes has had public, private and nonprofit board experience, including American Residential Properties, Inc., and the Board of Trustees for Bowdoin College where she served on the governing boards for 22 years. She presently serves on the boards of Broadstone Net Lease and Broadtree Residential, both privately owned REITs. In addition, she has been active for many years in leadership roles with Opportunity International, an international non-profit organization which focuses in large part on micro-finance for women. Ms. Hawkes is a former principal of the NASD, former member of the Urban Land Institute, and most recently, was the recipient of Housingwire’s Women of Influence for Top Women Business Leaders in 2014 and 2015 honoring her work in the housing sector. Ms. Hawkes is an accomplished and sought after public speaker for real estate and housing related conferences and think tank labs. She received a Bachelor of Arts from Bowdoin College and a Masters in Business Administration from Cornell University.

About eXp World Holdings, Inc.

eXp World Holdings, Inc. (OTCQB: EXPI) is the holding company for a number of companies most notably eXp Realty LLC, the Agent-Owned Cloud Brokerage®. As a full-service real estate brokerage, eXp Realty LLC provides 24/7 access to collaborative tools, training, and socialization for real estate brokers and agents through its 3-D, fully-immersive, cloud office environment. eXp Realty, LLC and eXp Realty of Canada, Inc. also feature an aggressive revenue sharing program that pays agents a percentage of gross commission income earned by fellow real estate professionals who they attract into the Company.

As a publicly-traded company, eXp World Holdings, Inc. uniquely offers real estate professionals within its ranks opportunities to earn equity awards for production and contributions to overall company growth.

For more information, please visit the Company’s Twitter, LinkedIn, Facebook, YouTube, or visit www.eXpWorldHoldings.com. For eXp Realty please visit: www.eXpRealty.com.

Safe Harbor Statement

The statements contained herein may include statements of future expectations and other forward- looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. Such forward-looking statements speak only as of the date hereof, and the Company undertakes no obligation to revise or update them. These statements include, but are not limited to, statements about the Company’s expansion, revenue growth, operating results, financial performance and net income changes. Such statements are not guarantees of future performance. Important factors that may cause actual results to differ materially and adversely from those expressed in forward-looking statements include changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including but not limited to the most recently filed Annual Report on Form 10-K.

Investor Relations Contact:

Greg Falesnik

MZ Group – MZ North America

949-385-6449

greg.falesnik@mzgroup.us

www.mzgroup.us

Media Contact:

Russ Cofano

President

eXp World Holdings, Inc.

russ.cofano@exprealty.com

573-825-0780

Trade Contact:

Jason Gesing

CEO

eXp Realty, LLC

jason.gesing@exprealty.com

617-970-8518

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